Exhibit 99.1

FOR IMMEDIATE RELEASE

WILLIAM LYON HOMES ANNOUNCES AGREEMENT TO ACQUIRE

THE RESIDENTIAL HOMEBUILDING BUSINESS OF POLYGON NORTHWEST HOMES;

TRANSACTION WILL EXPAND WILLIAM LYON HOMES’ PRESENCE TO THE PACIFIC NORTHWEST

Purchase Includes Over 4,200 Well-Positioned Lots in the Attractive Seattle, WA and Portland, OR Markets

Transaction Solidifies William Lyon Homes’ Position as the Premier Western U.S. Regional Homebuilder

William Lyon Homes Will Host a Conference Call Today, June 23, 2014, at 8:30a.m. EDT / 5:30 a.m. PDT to Discuss the Transaction (Details Below)

NEWPORT BEACH, Calif., and BELLEVUE, Wash., June 23, 2014 — William Lyon Homes (the “Company” or “William Lyon Homes”) (NYSE: WLH), one of the largest Western U.S. regional homebuilders, and Polygon Northwest Company L.L.C. (“Polygon Northwest”), the largest private homebuilder in the Pacific Northwest, today announced that they have entered into a definitive purchase agreement pursuant to which William Lyon Homes will acquire the residential homebuilding business of Polygon Northwest for a cash purchase price of approximately $520 million. The transaction marks the Company’s entry into the Pacific Northwest region, and is expected to close in the third quarter of 2014, subject to the satisfaction of certain closing conditions.

Polygon Northwest has operated in the Pacific Northwest region for over 20 years, delivering approximately 16,000 homes during such time period and establishing a strong reputation for quality and customer satisfaction. Polygon Northwest is currently the largest private homebuilder in the Pacific Northwest, with #2 market positions in Seattle and Portland. Polygon Northwest’s residential homebuilding business produced revenues of approximately $292 million and GAAP gross margin of 27.1% during its 2013 fiscal year ended December 31, 2013. Polygon Northwest delivered 791 new homes in 2013, and is anticipated to deliver approximately 850-900 new homes and realize operating revenues of approximately $300 million for the full year of 2014. Those figures are anticipated to increase to 1,100-1,200 new home deliveries and $450-$500 million in operating revenues in 2015.

William Lyon Homes is currently offering homes in California, Arizona, Nevada and Colorado, and in its more than 58 years of homebuilding operations has sold in excess of 76,000 homes. On a pro forma basis for the transaction, the Company anticipates that it will own or control at closing over 18,000 lots in some of the most dynamic and land constrained markets in the west.

“The addition of Polygon’s residential homebuilding business to the William Lyon Homes family enables us to realize our goal of becoming the premier Western U.S. regional homebuilder,” said William H. Lyon, Chief Executive Officer of William Lyon Homes. “We expect this acquisition to drive meaningful top-line growth for the Company, generate significant cash flows over the coming years, improve our SG&A leverage, and to be accretive on an earnings basis to our shareholders.”

“We are very excited about the combination of the two companies,” stated Jeff Gow, Chief Executive Officer of Polygon Northwest. “We share many of the same core values, and William Lyon Homes has consistently demonstrated a commitment toward supporting their employees to deliver customers both outstanding quality homes and a truly great home buying experience.”

Upon the closing of the transaction, it is anticipated that the acquired entities will begin operating as two new divisions of William Lyon Homes under the Polygon name, one in Washington with a core market of Seattle, and the other in Oregon with a core market of Portland. Derek Straight, the existing President of Polygon’s Washington operations, and Fred Gast, the existing President of Polygon’s Oregon operations, will continue to run their respective divisions as newly appointed Division Presidents of William Lyon Homes, and will report to Matthew R. Zaist, President and Chief Operating Officer.

“We are thrilled to bring Derek and Fred and their respective teams on board as integral components of the William Lyon Homes team on a go-forward basis,” said Mr. Zaist. “The Polygon management team brings a tremendous amount of industry experience through which they have developed a reputation for high quality construction and customer satisfaction, and fostered deep local relationships that our combined Company can leverage for future growth. Further, this acquisition increases our supply of owned and controlled lots by approximately 30%, adding over 4,200 lots in two of the most land-constrained markets in the country where there are significant barriers to entry.”

The Company has received a commitment for financing as necessary to fund the entire amount of cash consideration required to complete the transaction. The transaction is not subject to a financing condition. The Company intends to use cash on hand to fund a portion of the purchase price for the acquisition, and expects the long-term financing structure for the balance of the acquisition to be placed through capital markets transactions.

The transaction is subject to the satisfaction of customary closing conditions and regulatory approvals, as well as completion and delivery of certain audited financial statements for the acquired business. The transaction is expected to close in the third quarter of fiscal year 2014. Separately, the existing owners of Polygon Northwest will retain ownership of its retail, commercial and multi-family businesses through other entities.

J.P. Morgan acted as exclusive financial advisor for William Lyon Homes, and Latham & Watkins LLP acted as legal advisor. Citigroup acted as exclusive financial advisor for Polygon, and Mark Beatty and Peterson Russell Kelly LLP acted as legal advisors.

About William Lyon Homes

Headquartered in Newport Beach, California, William Lyon Homes is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada and Colorado. Its core markets include Orange County, Los Angeles, San Diego, the San Francisco Bay Area, Phoenix, Las Vegas and Denver. William Lyon Homes has a distinguished legacy of more than 58 years of homebuilding operations, over which time it has sold in excess of 76,000 homes. William Lyon Homes markets and sells it homes under the William Lyon Homes brand in all of its markets except for in Colorado, where the Company operates under the Village Homes brand.

About Polygon Northwest

Polygon Northwest Homes has operated in the Pacific Northwest region for over 20 years, delivering approximately 16,000 homes during such time period and establishing a strong reputation for quality and customer satisfaction. Polygon Northwest is currently the largest private homebuilder in the Pacific Northwest, with #2 market positions in Seattle and Portland.

Conference Call and Investor Information

William Lyon Homes will host a conference call at 8:30 a.m. EDT / 5:30 a.m. PDT today, June 23, 2014, to discuss the transaction. Participants can access the call by dialing (866) 578-5771 or (617) 213-8055, passcode 82694213. The call and an accompanying Management Presentation document can be accessed through the Investor page of the Company’s website, www.lyonhomes.com. A replay of the call will be available through July 7, 2014 by dialing (888) 286-8010 or (617) 801-6888, passcode 51727785. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

Forward-Looking Statements

Certain information included in this release is forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to: anticipated operating results; anticipated financial performance; resources and condition; selling communities; home deliveries; average home prices; consumer demand and confidence; market and industry trends; and consummation of the proposed transaction with Polygon Northwest Homes described herein and the anticipated benefits to be realized therefrom. Words such as “expects,” “anticipates,” “believes,” “positions,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: the Company’s ability to consummate the proposed transaction described herein on time or at all, and to realize the anticipated benefits therefrom; the Company’s ability to successful integrate the Polygon Northwest residential homebuilding operations with its existing operations; any adverse effect on the Company’s, or Polygon Northwest’s, business operations during the pendency of the acquisition; worsening in general economic conditions either nationally or in regions in which the Company operate; worsening in markets for residential housing; decline in real estate values resulting in further impairment of the Company’s real estate assets; volatility in the banking industry and credit markets; terrorism or other hostilities involving the United States; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; the availability of labor and homebuilding materials; adverse weather conditions; competition for home sales from other sellers of new and resale homes; cancellations and the Company’s ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; changes in governmental laws and regulations; inability to comply with financial and other covenants under our debt instruments; whether the Company is able to refinance the outstanding balances of its debt obligations at their maturity; the timing of receipt of regulatory approvals and the opening of projects; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Investor/Media Contacts:

Financial Profiles, Inc.

Larry Clark, (310) 622-8223

WLH@finprofiles.com

or

Lisa Mueller, (310) 622-8231

WLH@finprofiles.com